Exhibit 3.1

Corporate Bylaws
SECOND AMENDED AND RESTATED
BYLAWS OF
VAIL RESORTS, INC.
(the "Corporation")
(As Adopted and in Effect as of February 2, 2024)
STOCKHOLDERS' MEETINGS

1.    Time and Place of Meetings

All meetings of the stockholders for the election of Directors or for any other purpose will be held at such time and place, within or without the State of Delaware, as may be designated by the Board or, in the absence of a designation by the Board, the Chairman, the President, or the Secretary, and stated in the notice of meeting. The Board may postpone and reschedule any previously scheduled annual or special meeting of the stockholders.

2.    Annual Meeting

An annual meeting of the stockholders shall be held for the election of Directors, at which meeting the stockholders will elect the Directors to succeed those whose terms expire at such meeting and will transact such other business as may properly be brought before such meeting.

3.    Special Meetings

Special meetings of the stockholders for any purpose or purposes may be called only by (a) the Chairman or (b) the Secretary, in each case, within ten (10) calendar days after receipt of the written request of a majority of the Board. For purposes of these Amended and Restated Bylaws (the "Bylaws"), "a majority of the Board" means a majority of the members of the Board of Directors of the Corporation then in office and shall be in addition to any other vote required by the Certificate, these Bylaws or by law. Any such request by a majority of the Board must be sent to the Chairman and the Secretary and must state the purpose or purposes of the proposed meeting.

4.    Notice of Meetings

Written notice of every meeting of the stockholders, stating the place, date, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, will be given not less than ten (10) calendar days nor more than sixty (60) calendar days before the date of the meeting to each stockholder of record entitled to vote at such meeting, except as otherwise provided herein or by law. Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware (the "DGCL"). If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at its address as it appears in the records of the Corporation. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting must be given in conformity herewith. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

5.    Inspectors

The Board may appoint one or more inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of the stockholders, or any adjournment thereof, in advance of such meeting or any adjournment thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting may appoint one or more substitute inspectors.

6.    Quorum
Except as otherwise required by law or the Restated Certificate of Incorporation, the holders of a majority of the Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum is not present or represented at any meeting of the stockholders, then the presiding officer of the meeting or the stockholders, by the affirmative vote of the holders of a majority of the shares of Common Stock of the Corporation so present and represented and entitled to vote thereon, will have the power to adjourn the meeting from time to time. For purposes of the foregoing, two or more series of Common Stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.

7.    Voting

Except as otherwise provided in the Restated Certificate of Incorporation or by law, each stockholder will be entitled at every meeting of the stockholders to one vote for each share of Common Stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by proxy in any form permitted by law. If the Restated Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these Bylaws to a majority or other proportion of the shares of Common Stock shall refer to such majority or other proportion of the votes of such shares of Common Stock. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person, by filing with the Secretary an instrument in writing revoking the proxy or by granting another duly executed proxy bearing a later date. The vote upon any question brought before a meeting of the stockholders (other than director elections) may be by voice vote, unless otherwise required by the Restated Certificate of Incorporation or these Bylaws or unless the Chairman or the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon present in person or by proxy at such meeting otherwise determine. Every vote taken by written ballot will be counted by the inspectors of election. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter and which have actually been voted affirmatively or negatively on the matter will be the act of the stockholders, except as otherwise required in these Bylaws, the Restated Certificate of Incorporation, or by law.

8.    Order of Business

The Chairman, if any, or, in his or her absence, the Vice Chairman, if any, or, in his or her absence, the President or, in his or her absence, such other officer of the Corporation designated by a majority of the Board, will call meetings of the stockholders to order and will act as the presiding officer thereof. The presiding officer of the meeting may adjourn the meeting from time to time. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including, without limitation, imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

9.    Notice of Stockholder Business and Nominations

a.    Annual Meeting.

i.    At an annual meeting of the stockholders, only such nominations of persons for election to the Board and other business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, nominations or other business must be (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (B) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board, or (C) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with this Bylaw 9(a). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation's proxy materials pursuant to Rule 14a-8 under the Exchange Act (as defined herein)).

ii.    For nominations or other business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must be a stockholder of record of the Corporation at the time of the giving of notice for such annual meeting provided for in these Bylaws, be entitled to vote at such meeting, and have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the l20th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall an adjournment of an annual meeting, or postponement of an annual meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described in this Bylaw. Such stockholder's notice shall set forth:

A.    as to each person whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (2) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

B.    as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

C.    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the business is proposed:

1.    the name and address of such stockholder, as they appear on the Corporation's books, and the name and address of such beneficial owner,

2.    the class and number of shares of capital stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting (except as otherwise provided in Bylaw 9(a)(iii) below), and

3.    a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business;

D.    as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the business is proposed, as to such beneficial owner:

1.    the class and number of shares of capital stock of the Corporation which are beneficially owned (as defined below) by such stockholder or beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting (except as otherwise provided in Bylaw 9(a)(iii) below),

2.    a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided in Bylaw 9(a)(iii) below), and

3.    a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation's capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided in Bylaw 9(a)(iii) below).

iii.    The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to a determination whether such proposed nominee can be considered an independent director. Notwithstanding anything in Bylaw 9(a)(ii) above to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder's notice required by this Bylaw 9(a) shall set forth a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clauses (a)(ii)(C)(2) and (a)(ii)(D)(1)-(3) of this Bylaw 9, and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

iv.    This Bylaw 9 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a 8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

v.    Notwithstanding anything in this Bylaw 9(a) to the contrary, in the event that the number of Directors to be elected to the Board at an annual meeting is increased and there is no public announcement naming all of the nominees for Directors or specifying the size of the increased Board made by the Corporation at least ten (10) days before the last day a stockholder may otherwise deliver a notice in accordance with paragraph (a)(ii) of this Bylaw, a stockholder's notice required by this Bylaw 9(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

b.    Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board (or any committee thereof) or (ii) provided that the Board has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Bylaw 9(b) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Bylaw 9. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any such stockholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the notice described by paragraph (a)(ii) of this Bylaw 9 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall an adjournment of a special meeting, or postponement of a special meeting for which notice has been given, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

c.    General.

i.    For purposes of this Bylaw, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or l5(d) of the Exchange Act. For purposes of clause (a)(ii)(D)(1) of this Bylaw 9, shares shall be treated as "beneficially owned" by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

ii.    Other than persons nominated and elected pursuant to Bylaw 13 and except as otherwise required by law, only persons who are nominated in accordance with the procedures set forth in this Bylaw 9 will be eligible for election as Directors of the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business will be conducted at an annual meeting except in accordance with the procedures set forth herein. The presiding officer of the annual meeting will, if the facts warrant, determine that a nomination or other business was not properly brought before the meeting in accordance with the procedures prescribed herein and, if so determined, so declare to the meeting, and any such defective nomination will be disregarded and any such business not properly brought before the meeting will not be transacted. Notwithstanding the foregoing provisions of this Bylaw 9, unless otherwise required by law, if the stockholder does not provide the information required under clauses (a)(ii)(B)(2) and (a)(ii)(C)(1)-(3) of this Bylaw 9 to the Corporation within the time frames specified herein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the

Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Bylaw 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act.

10.    Consent of Stockholders in Lieu of Meeting

Unless otherwise provided by the Restated Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

DIRECTORS

11.    Function

Unless otherwise required by law or the Restated Certificate of Incorporation, the business and affairs of the Corporation will be managed under the direction of the Board.

12.    Number, Election and Terms

The Board shall consist of no fewer than five (5) Directors and no more than twelve (12) Directors, with the exact number to be determined from time to time solely by resolution duly adopted by the Board. Directors shall be elected at each annual meeting of stockholders to hold office for terms expiring at the next annual meeting. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. Unless provided by the Restated Certificate of Incorporation, Directors need not be stockholders. Except as provided in Bylaw 13, each Director shall be elected by the vote of the majority of the votes cast with respect to the Director; provided, that if as of a date that is five (5) business days in advance of the date the Corporation files its definitive proxy statement (regardless of whether thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of Directors to be elected, the Directors (not exceeding the authorized number of Directors to be elected) shall be elected by a plurality of the voting power of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of this Bylaw 12, a majority of the votes cast means that the number of votes cast "for" a Director must exceed the number of votes cast "against" that Director.

13.    Vacancies and Newly Created Directorships

Newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director; provided, however, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more Directors by the provisions of the Restated Certificate of Incorporation, vacancies and newly created directorship of such class or classes or series shall be filled by the vote of a majority of the Directors elected by such class or classes or series then in office or by the vote of the sole remaining Director so elected. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor is elected and qualified.

No decrease in the number of Directors constituting the Board will shorten the term of an incumbent Director.

14.    Resignation

Any Director may resign at any time upon notice of resignation given in writing or by electronic transmission to the Chairman or the Secretary, including an advance, irrevocable resignation conditioned on the failure to receive a specified vote for re-election as a Director, and such resignation will be effective upon actual receipt by any such person or, if later, as of the date and time specified in such written notice, including an effective date contingent and determined upon the happening of a future event or events.

15.    Regular Meetings

Regular meetings of the Board may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board. Notice of regular meetings of the Board need not be given.

16.    Special Meetings

Special meetings of the Board may be called by the Chairman, the Presiding Director, or the Chief Executive Officer on one day's notice to each Director by whom such notice is not waived, given either personally or by mail, telephone, telegram, telex, facsimile, e-mail, or similar medium of communication, and will be called by the Chairman, Presiding Director, or the Chief Executive Officer in like manner and on like notice on the written request of a majority of the Board. Special meetings of the Board may be held at such time and place either within or without the State of Delaware as is determined by the Board or specified in the notice of any such meeting. A notice of special meeting of the Board need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

17.    Quorum

Except as provided herein to the contrary, at all meetings of the Board, a majority of the total number of Directors then in office will constitute a quorum for the transaction of business. Except as hereinafter provided and except for actions required by these Bylaws or the Restated Certificate of Incorporation to be taken by a greater vote, the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum is present.

18.    Participation in Meetings By Telephone Conference

Members of the Board or any committee designated by the Board may participate in a meeting of the Board or any such committee, as the case may be, by means of telephone conference or similar means by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

19.    Committees

a.    The Board may designate one or more committees, each such committee to consist of one or more Directors and each to have such lawfully delegable powers and duties as the Board may confer.

b.    Each committee of the Board shall serve at the pleasure of the Board or as may be specified in any resolution from time to time adopted by the Board. The Board may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In lieu of such action by the Board, in the absence or disqualification of any member of a committee of the Board, the members thereof present at any such meeting of such committee and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

c.    Unless otherwise prescribed by the Restated Certificate of Incorporation, a majority of the members of any committee of the Board shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum will be the act of such committee. Each committee of the Board may prescribe its own rules for calling and holding meetings and its method of procedure, subject to these Bylaws and any rules prescribed by the Board, and will keep a written record of all actions taken by it.

20.    Compensation

The Board may establish the compensation for, and reimbursement of the expenses of Directors for, membership on the Board or any committees of the Board, attendance at meetings of the Board or any committees of the Board, and for other services by Directors to the Corporation or any of its majority-owned subsidiaries.

21.    Rules

The Board may adopt rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation.

22.    Action by Directors Without a Meeting

Unless otherwise provided by the Restated Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board or any committee designated by the Board may be taken without a meeting if all members of the Board or of such committee consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee.

NOTICES

23.    Generally

Except as otherwise provided by law, whenever under the provisions of the Restated Certificate of Incorporation or these Bylaws, notice is required to be given to any Director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at the address of such Director or stockholder as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail. Notice to Directors may also be given by telephone, telegram, telex, facsimile, e-mail, or similar medium of communication or as otherwise may be permitted by these Bylaws.

24.    Waivers

Whenever notice is required to be given by law or under the provisions of the Restated Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors or members of a committee of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Restated Certificate of Incorporation.

OFFICERS

25.    Generally

The officers of the Corporation will be elected by the majority vote of the Board and will consist of a Chief Executive Officer, a Secretary, a Chief Financial Officer and a Treasurer. The Board may also choose any or all of the following: a President, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), Assistant Secretaries and such other officers as the Board may from time to time determine. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by the Board, the Board may delegate the absent or disabled officer's powers or duties to any other person.

26.    Compensation

The compensation of all officers and agents of the Corporation who are also Directors of the Corporation shall be fixed by or in the manner designated by the Board. The Board may fix, or delegate the power to fix, the compensation of other officers and agents of the Corporation to an officer of the Corporation.

27.    Succession

The officers of the Corporation will hold office until their successors are elected and qualified. Any officer may be removed at any time by a majority of the Board. Any vacancy occurring in any office of the Corporation may be filled by a majority of the Board.

28.    Authority and Duties

Each of the officers of the Corporation will have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board.

STOCK

29.    Stock

The shares of the Corporation will be represented by certificates unless the Board by resolution provides that some or all of any classes or series of stock will be uncertificated shares. Any such resolution will not apply to shares represented by a certificate until the certificate is surrendered to the Corporation, and any such resolution may provide that, notwithstanding the resolution's authorization of uncertificated shares, every holder of stock of the affected class or classes or series represented by certificates and upon request every holder of uncertificated shares of the affected class or classes or series will be entitled to have a certificate representing shares. Certificates representing shares of stock of the Corporation will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate will be numbered and its issuance recorded in the books of the Corporation, and such certificate will exhibit the holder's name and the number of shares and will be signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman or the President or Vice President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and will also be signed by, or bear the facsimile signature of, a duly authorized officer or agent of any properly designated transfer agent of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved, or printed. Such certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be such officer at the time the certificates are issued and delivered.

30.    Classes of Stock

The designations, preferences, and relative, participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions of such preferences and/or rights, will be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock, or in lieu thereof, such certificates will set forth a statement that the Corporation will furnish such information without charge to each stockholder who requests such information. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation will send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section, or in lieu thereof, a statement that the Corporation will furnish such information without charge to each stockholder who requests such information. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series will be identical.

31.    Transfers

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate or, if the issuance of uncertificated shares has been duly authorized for the class or series represented by such surrendered certificate, uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

32.    Lost, Stolen, or Destroyed Certificates

The Secretary may direct a new certificate or certificates or, if the issuance of uncertificated shares has been duly authorized for the relevant class or series, uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen, or destroyed. As a condition precedent to the issuance of a new certificate or certificates or uncertificated shares, the Secretary may require the owners of such lost, stolen, or destroyed certificate to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of the new certificate or certificates or uncertificated shares.

33.    Record Dates

a.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) calendar days nor less than ten (10) calendar days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

b.    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action (other than stockholder action by written consent), the Board may fix a record date, which record date shall not be more than sixty (60) calendar days prior to such action. If no record date is fixed by the Board, the record date for determining stockholders for any such purpose shall be at the close of business on the calendar day on which the Board adopts the resolution relating thereto.

c.    The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.

34.    Record Date for Action by Written Consent

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within ten (10) calendar days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Bylaw 34). If no record date has been fixed by the Board pursuant to the first sentence of this Bylaw 34 or otherwise within ten (10) calendar days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board pursuant to the first sentence of this Bylaw 34, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by law shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

35.    Inspectors of Written Consent

In the event of the delivery, in the manner provided by Bylaw 34 above, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Bylaw 34 above represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Bylaw 35 shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect to injunctive relief in such litigation).

36.    Effectiveness of Written Consent

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) calendar days of the earliest dated written consent received in accordance with Bylaw 34, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in Bylaw 34 above.

INDEMNIFICATION

37.    Damages and Expenses

a.    Without limiting the generality or effect of Article Eight of the Restated Certificate of Incorporation, the Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (an "Indemnitee") who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending, or completed investigation, claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, any action, suit, or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, or employee of the Corporation or while a director, officer, or employee of the Corporation is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), or anything done or not done by such person in any such capacity, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that, except as otherwise required by law, the Corporation shall indemnify (and advance expenses to) any such person in connection with a Proceeding, or part thereof, initiated by such person (including claims and counterclaims, whether such counterclaims are asserted by (i) such person, or (ii) the Corporation in a Proceeding initiated by such person) only if such Proceeding, or part thereof, was authorized or ratified by the Board. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding (other than a Proceeding, or part thereof, with respect to which the proviso of the preceding sentence denies indemnification), consistent with the provisions of applicable law as then in effect.

b.    To receive indemnification under this Bylaw 37, an Indemnitee shall submit a written request to the Secretary. Such request shall include documentation or information that is necessary to determine the entitlement of the Indemnitee to indemnification and that is reasonably available to the Indemnitee. Upon receipt by the Secretary of such a written request, the entitlement of the Indemnitee to indemnification shall be determined by the following person or persons who shall be empowered to make such determination: (i) the Board by a majority vote of the Directors who are not parties to such Proceeding, whether or not such majority constitutes a quorum, (ii) a committee of such Directors designated by a majority vote of such Directors, whether or not such majority constitutes a quorum, (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (iv) the stockholders of the Corporation. Notwithstanding the foregoing, in the event that a change of control (as defined below) has occurred, such determination shall, if the Indemnitee so requests, be made by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Corporation not later than 60 days after receipt by the Secretary of a written request for indemnification. For purposes of this Bylaw 37(b), a "change of control" will be deemed to have occurred if the individuals who, as of the effective date of these Bylaws, constitute the Board (the "incumbent board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the Directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

c.    To receive an advancement of expenses under this Bylaw 37, an Indemnitee shall submit a written request to the Secretary. Such request shall reasonably evidence the expenses incurred by the Indemnitee and shall include or be accompanied by an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Bylaw 37 or otherwise. Each such advancement of expenses shall be made within 20 days after the receipt by the Secretary of a written request for advancement of expenses.

d.    In the event that a determination is made that the Indemnitee is not entitled to indemnification or if payment is not timely made following a determination of entitlement to indemnification pursuant to Bylaw 37(b) or if an advancement of expenses is not timely made under Bylaw 37(c), the Indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the Indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Bylaw 37 or otherwise shall be on the Corporation.

e.    The indemnification and advancement of expenses provided by or granted pursuant to this Bylaw 37 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any Bylaw, agreement, contract, vote of stockholders or disinterested Directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

f.    The Corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to agents or groups of agents of the Corporation with the same scope and effect as the provisions of this Bylaw 37 with respect to the indemnification and advancement of expenses of Directors, officers, and employees of the Corporation.

g.    If any provision or provisions of this Bylaw 37 are held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of this Bylaw 37 (including, without limitation, all portions of any paragraph of this Bylaw 37 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal, or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Bylaw 37 (including without limitation, all portions of any paragraph of this Bylaw 37 containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

38.    Insurance Contracts and Funding

The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any person entitled to indemnification under Bylaw 37 or otherwise, and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in Bylaw 37.

GENERAL

39.    Fiscal Year

The fiscal year of the Corporation means the period commencing August 1 of the preceding year and ending on July 31 of such year or such other date as may be fixed from time to time by the Board.

40.    Seal

The Board may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced.

41.    Reliance upon Books, Reports and Records

Each Director, each member of a committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board, or by any other person or entity as to matters the Director, committee member, or officer believes are within such other person's or entity's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

42.    Time Periods

In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of calendar days prior to an event or that an act be done during a period of a specified number of calendar days prior to an event, calendar days will be used unless otherwise specified, the day of the doing of the act will be excluded and the day of the event will be included.

43.    Amendments

Except as otherwise provided by law and subject to the Restated Certificate of Incorporation, these Bylaws may be amended in any respect or repealed, either (i) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been described or referred to in the notice of such meeting, or (ii) at any meeting of the Board.

44.    Certain Defined Terms

Terms used herein with initial capital letters not otherwise defined herein that are defined in the Restated Certificate of Incorporation of the Corporation are used herein as so defined.